BIOTECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.4%

Metabolix, Inc.*†

34,400

$

337,120

Geron Corp.*†

95,400

329,130

Genentech, Inc.*†

89,820

$

6,817,338

XOMA Ltd.*†

181,594

306,894

Amgen, Inc.*

122,007

5,753,850

Indevus Pharmaceuticals,

Gilead Sciences, Inc.*†

103,382

5,474,077

Inc.*†

98,400

________

154,488

Celgene Corp.*

63,878

4,079,888

Total Common Stocks

Genzyme Corp.*

46,280

3,333,086

(Cost $31,869,037)

________

60,672,628

Biogen Idec, Inc.*†

52,241

2,919,749

SECURITIES LENDING COLLATERAL 42.8%

Vertex Pharmaceuticals, Inc.*†

56,783

1,900,527

Mount Vernon Securities

Cephalon, Inc.*†

25,079

1,672,519

Lending Trust Prime Portfolio

26,131,047

________

26,131,047

ImClone Systems, Inc.*†

33,733

1,364,837

Alexion Pharmaceuticals,

Total Securities Lending Collateral

Inc.*†

18,541

1,344,223

(Cost $26,131,047)

________

26,131,047

Amylin Pharmaceuticals, Inc.*†

51,764

1,314,288

Face

OSI Pharmaceuticals, Inc.*†

30,154

1,245,963

Amount

United Therapeutics Corp.*

12,535

1,225,296

REPURCHASE AGREEMENTS 1.1%

BioMarin Pharmaceuticals,

Collateralized by obligations of

Inc.*†

41,050

1,189,629

the U.S. Treasury or U.S.

Myriad Genetics, Inc.*†

24,930

1,134,814

Government Agencies

Onyx Pharmaceuticals, Inc.*†

31,100

1,107,160

Cepheid, Inc.*†

38,200

1,074,184

Lehman Brothers Holdings, Inc.

Acorda Therapeutics, Inc.*†

31,548

1,035,721

issued 6/30/08 at 0.25% due

Savient Pharmaceuticals, Inc.*†

40,923

1,035,352

07/01/08

$

651,257

________

651,257

Alkermes, Inc.*†

72,672

898,226

Total Repurchase Agreements

Alnylam Pharmaceuticals,

(Cost $651,257)

________

651,257

Inc.*†

32,308

863,593

Total Investments 143.3%

Martek Biosciences Corp.*†

24,900

839,379

(Cost $58,651,341)

$

_________

87,454,932

Isis Pharmaceuticals, Inc.*†

58,157

792,680

Liabilities in Excess of Other

Progenics Pharmaceuticals,

Assets – (43.3)%

$

(26,407,234)

_________

Inc.*†

48,276

766,140

Net Assets – 100.0%

$

61,047,698

Rigel Pharmaceuticals, Inc.*†

33,400

756,844

*

Non-Income Producing Security.

PDL BioPharma, Inc.†

71,103

755,114

†

All or a portion of this security is on loan at June 30, 2008.

Cubist Pharmaceuticals, Inc.*†

41,120

734,403

Regeneron Pharmaceuticals,

Inc.*†

49,310

712,036

Medarex, Inc.*†

98,165

648,871

Applera Corp. - Celera

Group*†

56,625

643,260

Seattle Genetics, Inc.*†

70,720

598,291

Human Genome Sciences,

Inc.*†

114,535

596,727

Genomic Health, Inc.*†

31,119

595,929

Zymogenetics, Inc.*†

66,926

563,517

CV Therapeutics, Inc.*

66,926

550,801

GTx, Inc.*†

37,312

535,427

Incyte Corp.*

68,997

525,067

InterMune, Inc.*†

35,854

470,404

Dendreon Corp.*†

101,970

453,767

Arena Pharmaceuticals, Inc.*†

83,751

434,668

Omrix Biopharmaceuticals,

Inc.*†

25,922

408,012

Enzon Pharmaceuticals, Inc.*†

53,278

379,339